UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2008

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 27, 2008, the Company’s Board of Directors adopted a new stock repurchase program. The stock repurchase program authorizes the Company to repurchase up to an aggregate of 135,541 shares of its outstanding common stock. Any purchases under the program will be made through open market transactions, negotiated block transactions or otherwise, including pursuant to a repurchase plan administered in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended, at the discretion of management. The amount of common stock subject to the repurchase program represents 5% of the Company’s outstanding common stock that is not owned by Lake Shore, MHC, as of August 27, 2008. The size and timing of any purchases will depend on price, market and business conditions and other factors. This repurchase program supersedes all of the prior Company stock repurchase programs.

A copy of the press release announcing the adoption of the stock repurchase program is attached as Exhibit 99.1 to this report

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Lake Shore Bancorp, Inc. dated August 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ David C. Mancuso
Name:	David C. Mancuso
Title:	Chief Executive Officer

Date: August 28, 2008